GulfMark to Present at the
2008 RBC Capital Markets Energy Conference

May 28, 2008 - Houston - GulfMark Offshore, Inc. (NYSE:GLF) announced today that Bruce Streeter, President and Chief Executive Officer, and Russell Bay, Vice President – Investor Relations and Treasurer, will present at the 2008 RBC Capital Markets Energy Conference held in New York City, New York, on Monday, June 2, 2008 at 9:40 a.m. EDT.

The presentation slides will be posted to the Investor Relations section of GulfMark’s website at www.gulfmark.com the day of the event.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of sixty-three (63) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, and the Americas.

Contact:	Russell K. Bay, Vice President – Investor Relations & Treasurer
E-mail: Rusty.Bay@GulfMark.com
Phone: (713) 963-9522

Edward A. Guthrie, Executive Vice President – Finance & CFO
E-mail: Ed.Guthrie@GulfMark.com
Phone: (713) 963-9522